                                                                     EXHIBIT 4.2

                              OFFICERS' CERTIFICATE

                PURSUANT TO SECTIONS 301 AND 303 OF THE INDENTURE


        The undersigned, Daniel S. Bothe, the Senior Vice President and Co-Chief Financial Officer of Arden Realty, Inc., a Maryland corporation (the "Company"), the sole general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Issuer"), and Richard S. Davis, the Senior Vice President, Co-Chief Financial Officer and Treasurer of the Company, herein certify on behalf of the Issuer as follows:

        The undersigned, having read the Indenture, dated as of March 14, 2000 (the "Indenture"), between the Issuer and The Bank of New York, as trustee (the "Trustee"), including Sections 201, 301 and 303 thereof, and the definitions in such Indenture relating thereto and certain other corporate documents and records, and having made such examination or investigation as each considers necessary to enable the undersigned to express an informed opinion, certify that
(1) the form, title and terms of the series of Securities (as defined in the Indenture) established under the Indenture to be entitled "7.00% Notes due 2007" were established by resolutions (the "Pricing Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") adopted at a meeting on November 6, 2001 and as are set forth in Exhibit 1 hereto, (2) the Pricing Committee was established by resolutions (the "Board Resolutions") of the Board of the Directors of the Company adopted at a meeting on September 20, 2001 and as are set forth in Exhibit 2 hereto, (3) all conditions precedent provided for in the Indenture relating to the issuance of and establishment of the form, title and terms of such series, including those set forth in Sections 201, 301 and 303 of the Indenture, have been complied with and (4) to the best knowledge of the undersigned, no Event of Default has occurred and is continuing with respect to the Securities of those series.

        As of the date hereof the Pricing Resolutions and Board Resolutions remain in full force and effect and have not been rescinded or amended.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned have hereunto signed their names as of this November 9, 2001.


                                            /s/ Daniel S. Bothe
                                            ------------------------------------
                                            Daniel S. Bothe
                                            Senior Vice President and
                                            Co-Chief Financial Officer

                                            /s/ Richard S. Davis
                                            ------------------------------------
                                            Richard S. Davis
                                            Senior Vice President, Co-Chief
                                            Financial Officer and Treasurer



        I, David A. Swartz, the General Counsel and Secretary of the Company, do hereby certify that (i) Daniel S. Bothe is on the date hereof, and has been at all times since July, 2000, the duly elected or appointed, qualified and acting Senior Vice President and Co-Chief Financial Officer of the Company, and (ii) Richard S. Davis is on the date hereof, and has been at times since July, 2000, the duly elected or appointed, qualified and acting Senior Vice President, Co-Chief Financial Officer and Treasurer of the Company, and that the signatures set forth above are the genuine signatures of such officers.



                                            ------------------------------------
                                            David A. Swartz
                                            General Counsel and Secretary

                                    EXHIBIT 1

                               PRICING RESOLUTIONS
                      RESOLUTIONS OF THE PRICING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                               ARDEN REALTY, INC.

                           ADOPTED ON NOVEMBER 6, 2001


        WHEREAS, in resolutions adopted on September 20, 2001 (the "Resolutions"), the Board of Directors of Arden Realty, Inc., a Maryland corporation (the "Company"), acting in its capacity as the sole general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), authorized the Partnership to issue and sell senior notes in a public offering pursuant to the requirements of the Securities Act of 1933, as amended, in one or more tranches in an aggregate principal amount of not more than $200 million (the "Notes"); and

        WHEREAS, pursuant to the Resolutions the Board of Directors established a Pricing Committee of the Board of Directors for the purpose of approving, among other things, the amount, manner and terms of the issuance and sale of the Notes and appointed Richard S. Ziman and Victor J. Coleman, Directors of the Company, to serve on such committee.

        NOW THEREFORE, BE IT RESOLVED, that in accordance with Sections 201 and 301 of the Indenture dated March 14, 2000, between the Partnership and The Bank of New York, as trustee (the "Trustee"), relating to, among other things, the Notes (the "Indenture"), the form and terms of the Notes are hereby established (capitalized terms used in these resolutions and not otherwise defined herein having the same definitions as in the Indenture):

       1. The Notes shall constitute a separate series of Securities under the Indenture having the title "7.00% Notes due 2007."

       2. The aggregate principal amount of the Notes that shall be authenticated and delivered under the Indenture shall be $150,000,000. The series may be reopened for the issuance of additional securities of the series.

       3. The entire outstanding principal of the Notes shall be payable on November 15, 2007 (the "Maturity Date").

       4. The rate at which the Notes shall bear interest shall be 7.00% per annum; the date from which such interest shall accrue shall be November 9, 2001, the Interest Payment Dates on which such interest will be payable shall be May 15 and November 15 of each year, beginning May 15, 2002; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the May 1 or November 1, as applicable, immediately preceding the Interest Payment Date (regardless of whether such date is a Business Day); and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

       5. The place where the principal of, premium, if any, and interest on the Notes shall be payable, where Notes may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Partnership in respect of the Notes and the Indenture may be served shall be the office or agency maintained by the Partnership for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee at 101 Barclay St., Floor 21 West, New York, New York 10286.

       6. The Notes shall be redeemable at any time at the option of the Partnership, in whole or from time to time in part, at a Redemption Price (payable in Dollars) equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount (as defined in the form of Notes attached hereto as Exhibit B), if any, with respect to such Notes.

       7. The Notes shall not be redeemable at the option of any Holder thereof. The Notes will not have the benefit of any mandatory sinking fund.

       8. The Notes shall be issued in denominations of $1,000 and any integral multiples thereof.

       9. The Trustee shall be the initial Security Registrar, transfer agent and Paying Agent for the Notes.

       10. The entire outstanding principal amount of the Notes shall be payable upon declaration of acceleration of the maturity of the Notes pursuant to Section 502 of the Indenture.

       11. The Notes shall be denominated in U.S. Dollars. Payment of the principal of, premium, if any, and interest on the Notes shall be made in U.S. Dollars, and Holders have no right to elect the currency in which such payments are made.

       12. The amount of payments of principal of, premium, if any, and interest on the Notes shall not be determined with reference to an index, formula or other similar method.

       13. The Notes shall be issuable only as Registered Securities without coupons and shall initially be issued in permanent global form. Beneficial owners of interests in the global notes may exchange such interests for Notes of like tenor of any authorized denomination only under the circumstances provided in Section 305 of the Indenture. The Depository Trust Company ("DTC") shall be the initial depository with respect to the global notes.

       14. The Notes will not be issuable as Bearer Securities, and a temporary global certificate will not be issued.

       15. Except as otherwise provided in the Indenture and in these resolutions with respect to the payment of Defaulted Interest, interest on any Note shall be payable only to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Payments of principal, premium, if any, and interest in respect of the Notes will be made by the Partnership by Dollar check or by wire transfer of immediately available funds (such a wire transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of $5,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant Interest Payment Date and acknowledged that a wire transfer fee shall be payable).

       16. Sections 1402 and 1403 of the Indenture shall be applicable to the Notes.

       17.     The Notes will be authenticated and delivered as provided in
               Section 303 of the Indenture.

       18. The Partnership shall not be required to pay Additional Amounts with respect to the Notes as contemplated by Section 1012 of the Indenture.

       19.     The Notes shall not be convertible into any other security.

       20. The Notes will be direct, senior unsecured obligations of the Partnership and will rank equally with all other senior unsecured indebtedness of the Partnership from time to time outstanding.

       21. The provisions of Section 1013 of the Indenture shall be applicable with respect to any term, provision or condition set forth in Sections 1004 to 1011, inclusive, of the Indenture.

       22. The Notes shall have such additional terms as are set forth in the form of Notes attached hereto as Exhibit B, which terms are hereby incorporated by reference in and made a part of these resolutions and the Indenture as if set forth in full herein and therein.

        RESOLVED, that the offering price of the Notes shall be 100% of the principal amount thereof, and the Notes shall be sold to Lehman Brothers Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Banc One Capital Markets, Inc., and Deutshe Banc Alex. Brown (collectively, the "Underwriters"), at a price equal to 99.375% of the principal amount thereof.

        RESOLVED, that the form and terms of the Underwriting Agreement attached hereto as Exhibit A and the Note attached hereto as Exhibit B, and each of them hereby is, approved, and the execution and delivery thereof of each of the foregoing documents by officers of the Company on behalf of the Partnership are hereby authorized, approved, ratified and reconfirmed in all respects.

        RESOLVED, that each of the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and any Executive or Senior Vice President of the Company be, and each of them acting singly, hereby is, authorized and directed, in the name and on behalf of the Partnership, and (where required) attested by the Company's Secretary, to execute and deliver the Notes and the Underwriting Agreement in substantially the forms approved hereby, with such changes as shall have been approved by the executing officer, such approval to be conclusively evidenced by the execution thereof (it being understood that any signatures and attestations appearing on the Notes may be facsimiles thereof).

        RESOLVED, that the prospectus supplement dated November 6, 2001 relating to the Notes be, and the same hereby is, ratified and approved in all respects.

        RESOLVED, that all officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Partnership, to make, execute and deliver or cause to be made, executed and delivered, and to evidence the approval of the Board of Directors of, all such officers' certificates, depository agreements, letters of representation or other agreements or arrangements necessary or appropriate in connection with the administration of any book-entry arrangements for the Notes, and such other agreements, undertakings, documents or instruments, and to perform all such acts and make all such payments, as may, in the judgment of such officer, be necessary, appropriate or desirable to effectuate the purpose of these resolutions, including the performance of the obligations of the Partnership under the Indenture, the Notes, the Underwriting Agreement and any other agreement, undertaking, document or instrument referred to herein or therein.

        RESOLVED, that any and all actions heretofore taken by the officers of the Company on behalf of the Partnership pursuant to the authority conferred by the preceding resolutions and consistent therewith is ratified, approved and confirmed.

                                    EXHIBIT 2

                                BOARD RESOLUTIONS

                               RESOLUTIONS ADOPTED
                               SEPTEMBER 20, 2001
                                     BY THE
                               BOARD OF DIRECTORS
                                       OF
                               ARDEN REALTY, INC.,
                             A MARYLAND CORPORATION

OFFERING OF DEBT SECURITIES

        WHEREAS, it has been proposed to the Board of Directors of Arden Realty, Inc., a Maryland corporation (the "Company"), acting in its capacity as the general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), to cause the Partnership to issue and sell up to $200 million in aggregate principal amount of one or more series of senior unsecured debt securities of the Partnership (the "Notes") in a public offering to be underwritten by Lehman Brothers Inc. for themselves or as representative of a group of investment banking firms, or by one or more other investment banking firms which the Chief Executive Officer, the President, the Secretary, the Treasurer or one of the Senior Vice Presidents, and their successors, (the "Authorized Officers"), or any of them, may approve (the "Underwriters"); and

        WHEREAS, the Board of Directors of the Company has determined that the issuance and sale of the Notes is in the best interests of the Partnership; and

        WHEREAS, the Board of Directors deems it desirable and in the best interests of the Partnership to create a pricing committee of the Board of Directors with respect to the proposed public offering of the Notes; and

        WHEREAS, it is accordingly in the best interests of the Partnership to authorize certain actions, filings and documents, as more fully set forth below, necessary or appropriate to effect the issuance and sale of the Notes.

AUTHORIZATION OF ISSUANCE AND SALE OF THE NOTES

        NOW, THEREFORE, BE IT RESOLVED, that the issuance and sale to the Underwriters for resale to the public in an underwritten public offering of up to $200 million aggregate principal amount of Notes, in such series, and at such interest rate or rates, underwriting discounts, maturity dates and other terms as may be approved by the Pricing Committee of the Board of Directors (as herein defined) be, and hereby are, authorized and approved.

        RESOLVED FURTHER, that such Notes be issued pursuant to that certain indenture between the Partnership and The Bank of New York, as trustee (the

"Trustee"), dated March 14, 2000, as the same may be supplemented by a supplemental indenture setting forth additional terms of the Notes (collectively, the "Indenture"), any supplemental indenture to be in such form as may be approved by the Authorized Officers, with such approval to be conclusively evidenced by the execution of the same by an Authorized Officer.

PROSPECTUS SUPPLEMENT

        WHEREAS, the Partnership filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 on June 27, 2001, as amended by Amendment No. 1 on June 29, 2001, and as further amended by Amendment No. 2 on July 19, 2001, and a prospectus dated July 24, 2001 (the "Prospectus") pursuant to which the Partnership registered for issuance from time to time up to $400,000,000 of debt securities;

        NOW, THEREFORE, BE IT RESOLVED, that the Authorized Officers be, and they hereby are, authorized and directed to cause to be prepared a prospectus supplement to the Prospectus covering the offer and sale of up to $200 million aggregate principal amount of the Notes and containing disclosures which are necessary and appropriate to comply with applicable federal and state securities laws.

TRUSTEE AND TRUST INDENTURE ACT MATTERS

        RESOLVED FURTHER, that the Authorized Officers be, and hereby are, authorized and directed to execute, deliver and, as appropriate, file all agreements, certificates, exhibits, documents, letters, and other instruments in connection with the Indenture or the Trustee's service as Trustee under the Indenture as such officers may determine to be necessary or advisable, with such determination to be conclusively evidenced by the execution, delivery or filing of such agreements, certificates, exhibits, documents, letters and other instruments.

        RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized and directed to execute, deliver and, as appropriate, file all certificates, exhibits, documents, letters, and other instruments and take such other action as such Authorized Officers may determine to be necessary or advisable to effect compliance with the Trust Indenture Act of 1939, as amended, in connection with the offer and sale of the Notes, with such determination to be conclusively evidenced by the execution, delivery or filing of such certificates, exhibits, documents, letters and other instruments or the taking of such other action.

BLUE SKY

        RESOLVED FURTHER, that the Notes, to the extent not already qualified or registered, be qualified or registered for sale in such states as the Authorized Officers or any of them may in their sole discretion determine, and that such Authorized Officers be, and each of them hereby is authorized and empowered to take, in the name and on behalf of the Partnership, all such actions as they or any of them determine to be necessary or appropriate to effect such qualification and registration, or to obtain exemptions therefrom, under the state securities or Blue Sky laws of such states, with such determination to be conclusively evidenced by the qualification or registration of the Notes in such states or the taking of such actions.

        RESOLVED FURTHER, that each resolution required to be adopted in each such state in order to effect such registration or qualification or to obtain such an exemption therefrom is hereby adopted, and the Secretary of the Company is directed to attach a copy of each resolution so adopted to these resolutions.

APPROVAL, SIGNATURE AND AUTHENTICATION OF THE NOTES

        RESOLVED FURTHER, that the Notes, in the form presented to the Authorized Officers, subject to such changes and additional terms and conditions as the Pricing Committee shall approve be, and they hereby are, adopted and approved.

        RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized, directed and empowered, on behalf and in the name of the Partnership, to approve the definitive forms of the Notes, and the same are hereby ratified, approved and adopted for use by the Partnership, and that Authorized Officers or any of them be, and each of them hereby is, authorized to execute and deliver, on behalf and in the name of the Partnership, the Notes in the manner and form required in, or contemplated by, the Indenture; provided, however, that any such signature may be manual or by facsimile and that the Notes bearing the manual or facsimile signatures of individuals who are at any time the Authorized Officers shall bind the Partnership, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of the Notes.

        RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized, directed, and empowered to adopt and approve the facsimile signatures to be used on the Notes.

UNDERWRITING AGREEMENT

        RESOLVED FURTHER, that subject to action by the Pricing Committee as hereinafter authorized, the Authorized Officers be, and each of them hereby is, authorized to execute and deliver an underwriting agreement (the "Underwriting Agreement") between the Partnership and the Underwriters, providing for, among other things, the sale by the Partnership to the Underwriters and the purchase by the Underwriters from the Partnership of the Notes, all upon the terms and subject to the conditions, as such Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by such execution and delivery.

        RESOLVED FURTHER, that the firms to act as Underwriters and as representatives of the Underwriters are to be determined by the Authorized Officers, such determination to be conclusively evidenced by the execution of the Underwriting Agreement.

        RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Partnership, subject to the effectiveness of the Registration Statement and the closing of the offering of the Notes, to cause the Notes to be issued and sold to the Underwriters named in the Underwriting Agreement, pursuant to the terms and conditions set forth in the Registration Statement and the Underwriting Agreement and having such other rights and limitations as set forth in the Registration Statement and the Underwriting Agreement.

        RESOLVED FURTHER, that the Authorized Officers be, and they hereby are, authorized, empowered and directed upon payment to the Partnership pursuant to the Underwriting Agreement of the purchase price of the Notes to issue and deliver the Notes to the purchasers of such Notes pursuant to the terms set forth in the Registration Statement and the Underwriting Agreement.

PRICING COMMITTEE

        RESOLVED FURTHER, that a Pricing Committee of the Board of Directors (the "Pricing Committee") is hereby created for the purpose of approving the amount, manner and terms of the issuance and sale of the Notes.

        RESOLVED FURTHER, that the following Directors are hereby appointed to serve on the Pricing Committee:

                                Richard S. Ziman
                                Victor J. Coleman

DELEGATION OF AUTHORITY TO THE PRICING COMMITTEE

        RESOLVED FURTHER, that the Board hereby delegates to the Pricing Committee the full power, authority and discretion of the Board with respect to the approval of the terms of the underwritten public offering of the Notes, including without limitation authority as to the aggregate principal amount of the Notes to be sold to the public (not to exceed $200,000,000), the interest rate, maturity date, redemption provisions and all other terms of the Notes.

ANCILLARY POWERS

        RESOLVED FURTHER, that the Authorized Officers are, and each of them hereby is, authorized, in the name and on behalf of the Partnership or otherwise to make all such arrangements, to do and perform all such acts and things and to execute and deliver all such officers' certificates and such other instruments and documents as they may deem necessary or appropriate in order to fully effectuate the purpose of each and all of the foregoing resolutions (hereby ratifying and confirming any and all actions taken heretofore and hereafter to accomplish such purposes).

EXPENSES

        RESOLVED FURTHER, that the Authorized Officers and counsel to the Partnership are, and each of them hereby is, authorized and directed to pay, on the behalf of and in the name of the Partnership, any and all expenses and fees arising in connection with the issuance of the Notes, the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), the filing of applications under the securities and blue sky laws of the various States and jurisdictions of the United States and otherwise in connection with these resolutions.

        RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, in the name and on behalf of the Partnership, to pay the expenses incurred by or on behalf of the Partnership in connection with the public offering, including any and all expenses and fees arising in connection with the registration of the Notes under the 1933 Act and the 1934 Act, and the filing of applications under the securities and blue sky laws of the various States and jurisdictions of the United States.

GENERAL AUTHORITY

        RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized and directed on behalf of the Partnership and in its name:
(i) to execute such documents and instruments; (ii) to make and effect all such filings, applications and registrations; and (iii) to take such actions as he may deem necessary or desirable to carry out the purposes and intents of the foregoing resolutions.

RATIFICATION OF PRIOR ACTS

        RESOLVED FURTHER, that all acts and things heretofore done by any such officers, or by any other employees or agents of the Company or the Partnership, on or prior to the date of this meeting of the Board, in connection with the transactions contemplated by the foregoing resolutions be, and the same hereby are, in all respects ratified, confirmed, approved and adopted as acts on behalf of the Partnership.

CERTIFICATION OF RESOLUTIONS

        RESOLVED FURTHER, that the Secretary of the Company and each of the assistant secretaries, if any, are hereby authorized to certify and attach hereto any and all specific resolutions consistent with the matters discussed in these minutes, which specific resolutions shall be deemed a part of these minutes as if originally contained herein.